                                                                   Exhibit 10.24

               SUSTAINING SERVICES AND CLINICAL SUPPORT AGREEMENT
                  BETWEEN MINNETRONIX, INC. AND HEARTWARE, INC.

1.   OVERVIEW

This Sustaining Services and Clinical Support Agreement effective as of August 17, 2006 (this "Agreement") describes the terms and conditions pursuant to which Minnetronix, Inc. ("Minnetronix") will provide sustaining services and clinical support to HeartWare, Inc. ("Customer") with respect to the products of Customer described in the Production Services Agreement, including Exhibit A thereto ("Products"), between Minnetronix and Customer dated August 17, 2006 (the "Production Services Agreement"). Minnetronix refers to the Products internally as the "Pioneer" system. The sustaining and clinical support services described in this Agreement are considered "Services" (as defined in the Production Services Agreement) in support of the Products.

2.   DESCRIPTION OF TASKS

The following items are considered sustaining and clinical support services. These include any activities that require engineering or design verification support from the development group. Any time spent by Minnetronix development personnel will be considered to be time spent providing sustaining and clinical support services unless Minnetronix and Customer mutually agree otherwise. Minnetronix will work in good faith to verbally inform Customer in advance if a task will be considered to be part of the services covered by this Agreement, but this may not always be possible.

General Technical Support:

     -    Technical Phone Support

     -    Document Generation and / or providing to Customer

     -    Documentation Updates

     -    Regular Status Reporting and Updating

     -    Supplier and Regulatory Inquiries

     - Providing information to 3rd Parties (UL, FDA, etc.) as requested by Customer

     - Routine failure analysis not requiring external or significant internal resources

Clinical Support:

     -    Researching issues for Customer

     - Gathering and updating documentation for submissions and other Customer requests

     -    Supplying test parts

     -    Participating in reviews

The following items will be reviewed on a case by case basis based on the magnitude of the request:

     -    Excess troubleshooting time

     -    Execution of specific verification tests

     -    Requests for new verification or functional tests

     - Troubleshooting of field issues on units that may meet manufacturing specifications but exhibit improper or undesirable behavior

     -    Engineering change requests

     -    Addressing parts obsolescence or RoHS issues

     - Detailed or extensive failure analysis requiring significant internal or external resources

Except as specifically described above, other services that are considered part of the normal manufacturing process are not the subject of this Agreement.

3.   PROJECT DELIVERABLES

There are no specific deliverables associated with the Services performed under this Agreement.

4.   PROJECT COST AND SCHEDULE

Customer agrees to pay Minnetronix monthly on a time and materials basis for all Services provided under this Agreement. Minnetronix time shall be charged at Minnetronix' then-current blended hourly rate. Minnetronix will provide prompt notice to Customer if at any time during the term of this Agreement Minnetronix anticipates that the monthly charges to be invoiced to Customer will exceed the parties' estimated monthly labor cost of $45,000 by more than ten percent (10%).

Minnetronix will provide Customer with monthly summaries of actual time spent and reasonably detailed descriptions of what was done together with such additional supporting documentation as may be reasonably requested by Customer from time to time.

Each month's invoice will be sent at the beginning of that month. The monthly estimated labor cost of $45,000 does not include shipping, travel or material costs, including any external lab test costs, equipment rental, and third-party engineering costs. Such additional costs, if any, will be billed at cost plus a 25% G&A fee, as contemplated by Sections 8.6.3 and 8.8 of the Production Services Agreement.

5.   TERM

This Agreement shall commence upon its execution and shall continue for an initial period of one year, and shall automatically renew for additional periods of one year unless either party gives at least ninety (90) days prior written notice of its intention not to renew this Agreement.

6.   ENTIRE AGREEMENT

Except to the extent specifically modified or supplemented by this Agreement, the terms and conditions set forth in the Production Services Agreement and Exhibit A thereto shall remain in full force and effect.

ACCEPTED AND AGREED TO BY:

MINNETRONIX, INC.:


/s/ Richard A. Nazarian                 8/17/06
-------------------------------------   Date
Signature
Richard A. Nazarian                     President / CEO
Name                                    Title


HEARTWARE, INC.:


/s/ Dozier A. Rowe                      8/31/06
-------------------------------------   Date
Signature
Dozier A. Rowe                          COO
Name                                    Title